Exhibit 99.5

Citigroup Inc.
Japanese Yen 80,000,000,000 2.13% Bonds due June 2014—22nd Series (2007)

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Japanese Yen
3.	Nominal Amount of Series:	80,000,000,000 Yen
4.	Specified Denominations:	100,000,000 Yen
5.	Issue Date:	June 22, 2007
6.	Maturity Date:	June 20, 2014
7.	Issue Price:	100.00%
8.	Interest Basis:	Fixed rate of interest from, and including, June 23, 2007 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	None
12.	Documentation:	Samurai shelf registration, Japanese law.
PROVISIONS RELATING TO INTEREST
13.	Fixed Rate Note Provisions:	Applicable
	Rate of Interest:	2.13% per annum, payable semi-annually in arrears in equal instalments except for the last payment which will be paid on the Maturity Date
	(i) Interest Payment Dates:	June 22 and December 22 in each year except for the last payment on the Maturity Date (short last coupon). Following Tokyo business day convention.
	(ii) Day Count Fraction:	Actual/365 in the event of any period of less than a full semi-annual period
	(iii) Fixed Coupon Amount:	Yen 1,065,000 per Yen 100,000,000 denomination
PROVISIONS RELATING TO REDEMPTION
14.	Final Redemption Amount:	Par
15.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
DISTRIBUTION
16.	TEFRA:	D Rules applicable
17.	Common Code:	030732995
18.	ISIN:	JP584119C764